EXHIBIT 10.6

MCKENZIE BAY INTERNATIONAL LTD.

2001 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN

1.          PURPOSE AND ADOPTION OF THE PLAN

          1.1           PURPOSE. The purpose of the McKenzie Bay International Ltd. 2001 Employee Non-Qualified Stock Option Plan ("the Plan") is to provide certain key employees of McKenzie Bay International Ltd. (the "Company") with an additional incentive to promote the Company's financial success and to provide an incentive which the Company may use to induce able persons to enter into or remain in the employment of the Company or a Subsidiary.

          1.2           ADOPTION AND TERM. The Plan, approved by the Board and the Company's stockholders, effective as of January 1, 2001, will remain in effect until all shares authorized under the terms of the Plan have been issued, unless earlier terminated or abandoned by action of the Board.

2.           DEFINITIONS

          2.1           GENERAL. The following words and phrases shall, when used herein, have the following respective meanings unless the context clearly indicates otherwise:

          2.1.1           ADMINISTRATOR means the group of persons having authority to administer the Plan pursuant to Section 3.1.

          2.1.2           BENEFICIARY means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Option Agreement upon the Participant's death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Option Agreement upon the Participant's death.

          2.1.3           BOARD means the Board of Directors of the Company.

          2.1.4           CHANGE OF CONTROL EVENT means (a) an event or series of events by which any person or other entity or group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) of persons or other entities acting in concert as a partnership or other group (a "Group of Persons") (other than persons who are, or Groups of Persons entirely made up of, (i) management personnel of the Company or (ii) any affiliates of any such management personnel) shall, as a result of a tender or exchange offer or offers, an open market purchase or purchases, a privately negotiated purchase or purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting stock of the Company; (b) the Company consolidates with, or merges with or into, another person (other than a Subsidiary in a transaction which is not otherwise a Change of Control Event), or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (d) any liquidation or dissolution of the Company (other than a liquidation into a Subsidiary that is not otherwise a Change of Control Event).

          2.1.5           CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

          2.1.6           COMPANY means McKenzie Bay International Ltd., a Delaware corporation.

          2.1.7           COMPANY COMMON STOCK means the Common Stock of the Company.

          2.1.8           DATE OF GRANT means the date an Option is granted under this Plan.

          2.1.9           DIRECTOR means a member of the Board of Directors of the Company.

          2.1.10          EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

          2.1.11           EXPIRATION DATE means the date specified in an Option Agreement as the expiration date of such Options.

          2.1.12           NON-QUALIFIED STOCK OPTION means a stock option which is not qualified for special tax treatment under any section of the Code.

          2.1.13           OFFICER means a president, vice president, treasurer, secretary, controller, and any other person who performs functions corresponding to the foregoing officers for the Company, or any other employee of Company performing similar functions with respect to the Company.

          2.1.14           OPTION means a Non-Qualified Stock Option granted at any time under the Plan.

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          2.1.15           OPTION AGREEMENT means a written agreement between the Company and the Option holder evidencing the grant of an Option and setting forth the terms and conditions of the Option.

          2.1.16          PARTICIPANT shall have the meaning set forth in Section 5.

          2.1.17           PLAN means the McKenzie Bay International Ltd. 2001 Employee Non-Qualified Stock Option Plan, as described herein and as it may be amended from time to time.

          2.1.18          PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.3.

          2.1.19           SUBSIDIARY shall have the meaning set forth in Section 424(f) of the Code.

          2.1.20          TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any other similar transaction in which the Participant's employer ceases to be the Company or a Subsidiary of the Company. Whether an authorized leave of absence or absence on military or government service, absence due to disability, or absence for any other reason shall constitute Termination of Employment shall be determined in each case by the Administrator in its sole discretion.

3.          ADMINISTRATION

          3.1          ADMINISTRATION. The Board may delegate any part, or all, of its authority and powers to administer this Plan, in any respect (including granting and amending Options) to a committee of the board. The Administrator shall administer the Plan in accordance with this provision and shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Options as it determines appropriate, to cancel Options and to substitute new Options with the consent of the recipient, and to take such steps in connection with the Plan and Options granted thereunder as it may deem necessary or advisable. The Administrator may, with respect to Participants who are not Officers, delegate such of its powers and authority under the Plan as it deems appropriate to designated Officers or employees of the Company.

          3.2          INDEMNIFICATION. Members of the Administrator shall be entitled to indemnification and reimbursement from the Company for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the Company's certificate of incorporation or bylaws or by any insurance policy or other agreement intended for the benefit of the Company's Officers, directors or employees or by any applicable law.

          3.3          EMPLOYMENT OF ADVISORS. The Administrator may employ such persons, including but not limited to actuaries, accountants and counsel as it deems appropriate to perform

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such duties as may from time to time be required under ERISA and to render advice upon request with regard to any matters arising under the Plan. When making any decision or determination, the Administrator shall be entitled to rely upon such information as may be furnished to it by a Participant, the Company or any advisor employed by the Administrator.

4.           COMPANY COMMON STOCK ISSUABLE PURSUANT TO THE PLAN

          4.1           SHARES ISSUABLE. Shares to be issued under the Plan may be authorized and unissued shares or issued shares that have been reacquired by the Company. Except as provided in Section 4.3, the Options granted under the Plan shall be limited so that Options to acquire no more than 2,500,000 shares in the aggregate may be outstanding at any one time.

          4.2           SHARES SUBJECT TO TERMINATED OPTIONS. In the event that any Option at any time granted under the Plan shall be surrendered to the Company, be terminated or expire before it shall have been fully exercised, then all shares formerly subject to such Options, as to which such Options shall not have been exercised, shall be available for any Options subsequently granted in accordance with the Plan.

          4.3           ADJUSTMENTS TO REFLECT CAPITAL CHANGES. If capital changes occur, adjustments shall be made as described below.

          4.3.1           RECAPITALIZATION. The number and kind of shares subject to outstanding Options, the Purchase Price for such shares, and the number and kind of shares available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options granted under the Plan. The Board shall have the power to determine the amount of the adjustment to be made in each case.

          4.3.2           SALE OR REORGANIZATION. After any reorganization, merger or consolidation in which the Company is a participant, each Participant shall, at no additional cost, be entitled, upon exercise of Options, to receive (subject to any required action by stockholders), in lieu of the number of shares of Company Common Stock receivable or exercisable pursuant to such Options, a number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Participant had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Options. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers or consolidations of the character described above.

5.           PARTICIPATION

          5.1          ELIGIBLE EMPLOYEES. Participants in the Plan shall be the Officers who are employees of the Company or a Subsidiary of the Company and other employees of the Company or

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a Subsidiary having managerial, supervisory or similar responsibilities or who are key administrative employees or managers, and who are not covered by any collective bargaining agreement binding on such persons' employer, as the Administrator, in its sole discretion, may designate from time to time. The Administrator's designation of a Participant in any year shall not require the Administrator to designate such person to receive Options in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Options.

          5.2          SPECIAL PROVISIONS FOR CERTAIN NON-EMPLOYEES. Notwithstanding any provision contained in this Plan to the contrary, the Administrator may grant options under the plan to non-employees who, in the judgment of the Administrator, render, or have rendered, significant services to the company or a subsidiary on such terms and conditions as the Administrator deems appropriate and consistent with the intent of the Plan.

6.          TERMS APPLICABLE TO ALL OPTIONS

          6.1          OPTION AGREEMENT. The terms and conditions of the Options shall be set forth in an Option Agreement between the Company and the Participant. No person shall have any rights under any Options granted under the Plan unless and until the Administrator and the Participant to whom the Options are granted shall have executed and delivered an Option Agreement expressly granting the Options to such person and setting forth the terms of the Option Agreement.

          6.2          PLAN PROVISIONS CONTROL OPTION TERMS. The terms of the Plan shall govern all Options granted under the Plan, and in no event shall the Administrator have the power to grant any Options under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Options granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Options, the term in the Plan as constituted on the Date of Grant of such Options shall control. Except as provided in Sections 4.3, 6.7 and 6.8, (a) the terms of any Options granted under the Plan may not be changed after the granting of such Options without the express approval of the Participant and (b) if the Company is subject to Section 16 of the Exchange Act, no modification may be made to an Options granted to an Officer except in compliance with Rule 16b-3.

          6.3          PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Company Common Stock which may be purchased upon exercise of any options granted under the Plan, shall be that price as determined by the Administrator on the date of the grant.

          6.4          POWER TO GRANT OPTIONS. The Administrator may grant, to such Participants as the Administrator may select, Options entitling the Participant to purchase Company Common Stock from the Company in such quantity, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. Neither the existence of this Plan nor the fact that any Options may have (at any time) been granted hereunder, will create any entitlement or expectation in any person that he/she will receive any (or any further) Options hereunder. The terms of any Option granted under this Plan shall be set forth in an Option Agreement.

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          6.5          DURATION OF OPTIONS. Options shall terminate after the first to occur of the following events:

          6.5.1           Expiration Date of the Options provided in the Option Agreement which Expiration Date shall be no greater than ten years after the Date of Grant of such Option; or

          6.5.2           Events as described in Section 6.6.

          6.5.3          Subject to the terms of the Plan, any Option may be exercised in whole or in part from time to time as to one or more whole shares of common stock covered by the Option during its period of exercise.

          6.6           EXERCISE ON DEATH OR TERMINATION OF EMPLOYMENT. The following provisions pertain to exercise of Option Agreements on death or termination of the recipient's employment.

          6.6.1          Unless otherwise provided in the Option Agreement, in the event of the death of a Participant while an employee of the Company or a Subsidiary of the Company, the right to exercise all unexpired Options shall be accelerated and shall accrue as of the date of death, and the Participant's Options may be exercised by his Beneficiary at any time within one year after the date of the Participant's death.

          6.6.2          Unless otherwise provided in the Option Agreement, in the event of Participant's Termination of Employment at any time for any reason (except disability or retirement) other than death or for "cause", as defined in Section 6.6.3 below, an Option may be exercised, but only to the extent it was otherwise exercisable, within thirty (30) days of the date of Termination of Employment. In the event of the death of the Participant within the thirty-day period following Termination of Employment, his Options may be exercised by his Beneficiary within the one year period provided in Section 6.6.1 above.

          6.6.3          In the event that a Participant's Termination of Employment is for "cause", all Options shall terminate immediately upon Termination of employment. A Participant's employment shall be deemed to have been terminated for "cause" if such termination is determined, in the sole discretion of the Administrator, to have resulted from an act or omission by the Participant constituting active and deliberate dishonesty, as established by a final judgment or actual receipt of an improper benefit or profit in money, property or services, or from the Participant's continuous failure to perform his or her duties under any employment agreement in effect between the Participant and the Company in any material manner (or, in the absence of such an agreement, the consistent failure or refusal of the Participant to perform according to reasonable expectations and standards set by the Board and/or management consistent with Participant's title and position) after receipt of notice of such failure from the Company specifying how the Participant has so failed to perform.

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          6.7          ACCELERATION OF EXERCISE TIME. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Option Agreement prior to the time such Options would otherwise become exercisable under the terms of the Option Agreement.

          6.8          EXTENSION OF EXERCISE TIME. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any options granted under this Plan to be exercised after its expiration date or after the thirty (30) day period following termination of employment subject, however, to the limitation described in Section 6.2.

          6.9          CONDITIONS FOR EXERCISE. An Option Agreement may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments which may be cumulative) as may be determined by the Administrator at the Date of Grant.

          6.10          EXERCISE PROCEDURES. Each Option granted under the Plan shall be exercised by written notice to the Company which must be received by the Officer of the Company designated in the Option Agreement on or before the Expiration Date of the Options. The Purchase Price of shares purchased upon exercise of Options granted under the Plan shall be paid in full in cash by the Participant pursuant to the Option Agreement; provided, however, that the Administrator may (but need not) permit payment to be made by delivery to the Company of either (a) shares of Company Common Stock (including shares issuable to the Participant pursuant to the exercise of the Options), or b) any combination of cash and shares of Company Common Stock, or (c) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Company Common Stock may be issued directly to the Participant's broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer.) In the event that any Company Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Company Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Participant may not transfer to the Company in satisfaction of the Purchase Price (y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Company Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Options shall be added to the general funds of the Company and used for any proper corporate purpose. Unless the Administrator shall otherwise determine, any Company Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Options shall be held as treasury shares.

          6.11          TAXES. The Company shall be entitled, if the Administrator deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Options and the Company may defer payment or issuance of the cash or stock upon exercise or vesting of Options unless indemnified to its satisfaction against any liability for such tax. The amount of such withholding or tax payment shall be determined by the Administrator and, unless otherwise provided by the Administrator, shall

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be payable by the Participant at the time of issuance or payment in accordance with the following rules:

          6.11.1          A Participant shall have the right to elect to meet his or her withholding requirement by: (a) having the Company withhold from such Options the appropriate number of shares of Company Common Stock, rounded out to the next whole number, the Fair Market Value of which is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by the Company to be sufficient to satisfy applicable tax withholding requirements; or (b) direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Options.

          6.11.2          Unless otherwise provided by the Administrator, with respect to Officers, the Company shall withhold from such Options the appropriate number of shares of Company Common Stock, rounded up to the next whole number, the Fair Market Value of which is equal to the amount, as determined by the Administrator, (or, in the case of a cash payment, the amount of cash) required to satisfy applicable tax withholding requirements.

          6.11.3          In the event that Company Common Stock or property received upon the exercise of Options has already been transferred to the Participant on the date upon which withholding requirements apply, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding requirements. The Participant shall provide to the Company such information as the Company shall require to determine the amounts to be withheld and the time such withholding requirements become applicable.

          6.11.4          If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Options is exercised or received, even if it would not otherwise have become taxable to the Participant. If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service no later than thirty days from the date of exercise or receipt. Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

          6.12          LIMITATIONS ON TRANSFER. A Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a "Qualified Domestic Relations Order"). During the lifetime of a Participant, only the Participant personally, (or the Participant's personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order, may exercise the Participant's rights under the Plan. The Participant's Beneficiary may exercise a Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

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          6.13          SURRENDER OF OPTIONS. Any Options granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and Participant approve, including, but not limited to, terms which provide that upon such surrender the Company will pay to the Participant cash or Company Common Stock, or a combination of cash and Company Common Stock.

          6.14          RIGHTS AS A STOCKHOLDER. The Participant or any transferee of an Options shall have no rights as a stockholder with respect to any shares of Company Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends and cash or other property or distributions or other rights with respect to any such shares of Company Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option.

          6.15          CHANGE OF CONTROL EVENT. Unless otherwise provided in the Option Agreement, and subject to such other terms and conditions as the Board may establish in the Option Agreement, upon the occurrence of a Change of Control Event, irrespective of whether or not an Option is then exercisable, the holder of any Option granted hereunder shall have the right to exercise in full any unexpired Option to the extent not theretofore exercised or terminated.

7.          GENERAL PROVISIONS

          7.1          AMENDMENT AND TERMINATION OF PLAN. The Plan may be amended, suspended or terminated as set forth below.

          7.2          AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time and to add any other stock based Options or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, (a) make any amendment which requires stockholder approval under any applicable law, including the Code, unless such compliance, if discretionary, is no longer desired, or (b) which, unless approved by the requisite affirmative approval of stockholders of the Company, would cause, result in or give rise to "applicable employee remuneration" within the meaning of Section 162(m) of the Code with respect to any Performance Based Option. No termination or amendment of the Plan may, without the consent of the Participant to whom any Options shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Options. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of the Company if such amendment shall have been submitted for a vote by the stockholders at a duly called meeting of such stockholders at which a quorum was present and the majority of votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment, or if the holders of outstanding stock having not less than a majority of the outstanding shares consent to such amendment in writing in the manner provided under the Company's bylaws.

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          7.3          SUSPENSION OR TERMINATION. The Board shall have the right and the power to suspend the operation of or terminate the Plan at any time. If the Plan is not earlier terminated, the Plan shall terminate when all shares authorized under the Plan have been issued. No Options shall be granted under the Plan while the Plan is suspended or after the termination of the Plan, but the suspension or termination of the Plan shall not have any other effect and any Options outstanding at the time of the suspension or termination of the Plan may be exercised after suspension or termination of the Plan at any time prior to the expiration date of such Options to the same extent such options would have been exercisable if the Plan had not been suspended or terminated.

          7.4          NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim or right to be granted Options under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary of the Company.

          7.5          SECURITIES LAW RESTRICTIONS. The shares of Company Common Stock issuable pursuant to the terms of any Options granted under the Plan may not be issued by the Company without registration or qualification of such shares under the Securities Act of 1933, as amended, or under various state securities laws or without an exemption from such registration requirements. Unless the shares to be issued under the Plan have been registered and/or qualified as appropriate, the Company shall be under no obligation to issue shares of Company Common Stock upon exercise of Options unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion. The Administrator may require any person who is granted Options hereunder to agree with the Company to represent and agree in writing that if such shares are issuable under an exemption from registration requirements, the shares will be "restricted" securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares issued upon exercise of the Options for investment, and not with the view toward distribution.

          7.6          CAPTIONS. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

          7.7          SEVERABILITY. Whenever possible, each provision in the Plan and all Options at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Options at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Options at any time granted under the Plan shall remain in full force and effect.

          7.8          NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms

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of the Plan, any Options granted under the Plan or any rule or procedure established by the Administrator.

          7.9          CHOICE OF LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Michigan and construed in accordance therewith.

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